                           SECOND AMENDED AND RESTATED
                             FINANCIAL INTERMEDIARY
                             DISTRIBUTION AGREEMENT

     Second Financial Intermediary Distribution Agreement (the "Agreement") made as of this 21st day of August, 2003, by and between DELAWARE DISTRIBUTORS, L.P. ("DDLP"), Delaware limited partnership, and LINCOLN FINANCIAL DISTRIBUTORS, INC. ("LFD"), a Connecticut corporation.

                                   WITNESSETH

     WHEREAS, DDLP serves as the distributor of a number of investment companies (individually a "Fund" and, collectively, the "Funds") registered under the Investment Company Act of 1940, as amended (the "1940 Act"), pursuant to distribution agreements between each Fund and DDLP; and

     WHEREAS, pursuant to the aforementioned distribution agreements, each Fund has engaged DDLP to promote the distribution of its shares and, in connection therewith and as agent for the Fund and not as principal, to advertise, promote, offer and sell the Fund's shares to the public; and

     WHEREAS, DDLP desires to enter into an agreement with LFD pursuant to which LFD shall: (i) promote the sale of the Funds' shares through broker/dealers, financial advisers and other financial intermediaries (collectively "Financial Intermediaries"); (ii) create messaging and packaging for certain non-regulatory sales and marketing materials related to the Funds; and (iii) produce such non-regulatory sales and marketing materials related to the Funds.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. DDLP hereby engages LFD to promote the sale of shares of each Fund and each investment portfolio thereof listed in Appendix A hereto (as revised from time to time) through Financial Intermediaries, and to create and produce non-regulatory sales and marketing materials related to the Funds as set forth herein.

2. LFD agrees to use its best efforts to promote the sale of the Funds' shares designated by DDLP to retail investors through Financial Intermediaries wherever their sale is legal, in such places and in such manner, not inconsistent with the law and the provisions of this Agreement and the Funds' Registration Statements under the Securities Act of 1933, including the Prospectuses and Statements of Additional Information contained therein.

3. LFD represents and warrants that it is, and shall remain at all times during the effectiveness of this Agreement, a broker/dealer registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and qualified under applicable state securities laws in each jurisdiction in which LFD may be required to be qualified to act as a broker/dealer in securities, and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"). DDLP represents and warrants that it is, and shall remain at all times during the effectiveness of this Agreement, a broker/dealer registered under the Exchange Act and qualified under applicable state securities laws in each jurisdiction in which DDLP may be required to be qualified to act as a broker/dealer in securities, and a member in good standing of the NASD.

4.   DDLP will provide LFD with:
     (a) copies of the current Prospectuses and Statements of Additional Information for each Fund, including all supplements thereto;
     (b) copies of each Fund's periodic reports to shareholders as soon as reasonably practicable after DDLP receives such reports from the Fund;
     (c) technical language, data, and product content, product positioning recommendations and sales ideas with respect to the Funds;
     (d) Fund-related materials prepared by DDLP and designated for internal use only (subject to the terms and conditions established from time to time by DDLP); and
     (e) prompt notice of the issuance by the Securities and Exchange Commission (the "SEC") of any stop order suspending the effectiveness of the Registration Statement of any Fund, or the initiation of any proceedings for that purpose.

5. LFD shall create and produce non-regulatory, non-shareholder materials for, about, or related to, the Funds ("Advertising Materials"). DDLP shall provide product information to LFD, including information related to product descriptions, strategic positioning and product management. LFD shall use such information when developing the creative messaging, look and feel, layout and packaging of the advertising materials. LFD agrees to submit to DDLP, prior to its use, the form of any Advertising Materials prepared by LFD and proposed to be generally disseminated by or for LFD, all Advertising Materialsprepared by LFD and proposed to be used by LFD, and all Advertising Materials prepared by or for LFD for such dissemination or for use by others in connection with the sale of the Funds' shares. LFD also agrees that LFD will file or submit such Advertising Materials to the NASD, SEC or other regulatory agency as from time to time may be appropriate, considering practices then current in the industry. LFD agrees not to use or to permit others to use such Advertising Materials without the prior written consent of DDLP if any regulatory agency expresses objection thereto or if DDLP delivers to LFD a written objection thereto. LFD shall not be responsible for or authorized to prepare materials relating to the Funds for the purpose of satisfying regulatory requirements, including, but not limited to, Prospectuses and Statements of Additional Information and periodic shareholder reports. DDLP and LFD agree to work together in good faith to resolve any disagreements between DDLP and LFD about or objections by DDLP to Advertising Materials prepared by LFD.

6. The responsibility of LFD hereunder shall be limited to the promotion of sales of the Funds' shares through Financial Intermediaries, and the creation and production of non-regulatory sales and marketing materials. LFD is not empowered to approve orders for sales of the Funds' shares or to accept payment for such orders. Sales of a Fund's shares shall be deemed to be made when and where accepted by the Fund's transfer agent on behalf of the Fund.

7. In consideration for the services provided by LFD under this Agreement, DDLP shall pay LFD the compensation set forth on Schedule A to this Agreement.

8. With respect to the apportionment of costs between DDLP and LFD associated with activities with which both are concerned, the following will apply:

     (a) DDLP will pay the costs incurred in printing and mailing copies of Fund Prospectuses and shareholder reports to prospective investors;
     (b) DDLP will pay the costs of any additional copies of Fund financial and other reports and other Fund literature supplied to DDLP by the Fund for sales promotion purposes;
     (c) DDLP will bear the expense of the Advertising Materials that relate exclusively to the Funds;

     (d) DDLP and LFD will jointly bear the expense of advertising and promotional activities and materials relating both to the Funds and to the other products distributed by LFD, the apportionment of such expenses to be agreed upon by DDLP and LFD from time to time; and
     (e) The parties will agree to apportion other costs and expenses between DDLP and LFD as necessary and as mutually agreed from time to time.

9. Both DDLP and LFD may engage in other business, provided such other business does not interfere with the performance by DDLP and LFD of their respective obligations under this Agreement.

10. DDLP agrees to indemnify, defend and hold LFD harmless from and against any and all losses, damages, or liabilities to which LFD may become subject by reason of DDLP's willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement. LFD agrees to indemnify, defend and hold DDLP harmless from and against any and all losses, damages, or liabilities to which DDLP may become subject by reason of LFD's willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement.

11. Copies of financial reports, Registration Statements and Prospectuses, as well as demands, notices, requests, consents, waivers, and other communications in writing which it may be necessary or desirable for either party to deliver or furnish to the other will be duly delivered or furnished, if delivered to such party at 2005 Market Street, Philadelphia, Pennsylvania 19103-7094, or at such other address as DDLP or LFD may designate in writing and furnish to the other.

12. This Agreement shall not be assigned, as that term is defined in the 1940 Act, by LFD and shall terminate automatically in the event of its attempted assignment by LFD. This Agreement will automatically terminate with respect to a Fund upon the termination of the distribution agreement between DDLP and the Fund. This Agreement will automatically terminate with respect to all Funds in the event that LFD ceases to be a broker/dealer registered under the Exchange Act or a member in good standing of the NASD. Except as specifically provided in the indemnification provision contained in Paragraph 10 herein, this Agreement and all conditions and provisions hereof are for the sole and exclusive benefit of the parties hereto and their legal successors and no express or implied provision of this Agreement is intended or shall be construed to give any person other than the parties hereto and their legal successors any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained.

13. (a) This Agreement shall remain in force with respect to a Fund for a period of two year from the date hereof and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the Board of Directors/Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Fund and only if the terms and the renewal thereof have been approved by the vote of a majority of the Directors/Trustees of the Fund who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

     (b) LFD may terminate this Agreement at any time by giving DDLP written notice of its intention to terminate the Agreement at the expiration of three months from the date of delivery of such written notice of intention to DDLP.
     (c) DDLP may terminate this Agreement at any time upon prior written notice to LFD of its intention to so terminate at the expiration of three months from the date of the delivery of such written notice to LFD.
     (d) The Board of Directors/Trustees of a Fund may terminate this Agreement with respect to the Fund at any time upon prior written notice to DDLP and/or LFD of its intention to so terminate at the expiration of three months from the date of delivery of such written notice to DDLP and/or LFD.

14. The validity, interpretation and construction of this Agreement, and of each part hereof, will be governed by the laws of the Commonwealth of Pennsylvania.

15. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of the Agreement, which shall continue to be in force.

DELAWARE DISTRIBUTORS, L.P.                LINCOLN FINANCIAL DISTRIBUTORS,
By:    DELAWARE DISTRIBUTORS, INC.,        INC.
       General Partner

By:    Kevin J. Lucey                      By:    Mike Smith
       ------------------------------             ------------------------------
Name:  Kevin J. Lucey                      Name:  Mike Smith
Title: Executive Vice President/Chief      Title: Chief Financial Officer
       of Sales, Client Services &
       Marketing

                                   SCHEDULE A
                                       TO
                           SECOND AMENDED AND RESTATED
                  FINANCIAL INTERMEDIARY DISTRIBUTION AGREEMENT

The fees payable by DDLP to LFD under this Schedule A shall be calculated and paid monthly.

I. Fees with respect to sales of shares of Funds other than Delaware VIP Trust

With respect to each sale through Financial Intermediaries on or after the date of this Agreement, a non- recurring fee equal to the amount shown below will be paid by DDLP to LFD.

                                                            Basis points
                                                              On Sales
                                                            ------------
Retail Mutual Funds except as noted below (1)                   .50%
Merrill Lynch Connect Program                                   .25%
Registered Investment Advisers and                              .45%
 H.D. Vest Institutional Classes
Citigroup Global Capital Markets, Inc. (formerly                  0
Salomon Smith Barney)
 International Equity Fund I Class

(1) - A, B, & C classes excluding money market, house accounts, market timers

In addition to the non-recurring fee set forth above, a fee at the annual rate set forth below of the average daily net assets of Fund shares outstanding and beneficially owned by shareholders through Financial Intermediaries, including those Fund shares sold before the date of this Agreement, will be paid by DDLP to LFD.

                                                            Basis points
                                                             On Assets
                                                            ------------
Retail Mutual Funds (including money market, house              .04%
accounts and market timers)
Merrill Lynch Connect Program                                     0
Registered Investment Advisers and                              .04%
 H.D. Vest Institutional Classes
Citigroup Global Capital Markets, Inc. (formerly                .04%
Salomon Smith Barney)
 International Equity Fund I Class

II. Fees with respect to the Sale of Delaware VIP Trust shares through Allmerica Variable Products.

With respect to each sale of Delaware VIP Trust shares on or after the date of this Agreement through variable annuity and variable life insurance products for which Allmerica Investments, Inc. ("Allmerica") is the principal underwriter ("Allmerica Variable Products"), a non-recurring fee equal to the entire distribution allowance received by DDLP from Allmerica with respect to such sale. No other fees will be payable to LFD with respect to sales of Delaware VIP Trust shares.

                                   APPENDIX A
                                       TO
                           SECOND AMENDED AND RESTATED
                  FINANCIAL INTERMEDIARY DISTRIBUTION AGREEMENT

Delaware Group Adviser Funds
   Delaware Diversified Income Fund
   Delaware U.S. Growth Fund

Delaware Group Cash Reserve
   Delaware Cash Reserve Fund

Delaware Group Equity Funds I
   Delaware Balanced Fund
   Delaware Devon Fund

Delaware Group Equity Funds II
   Delaware Decatur Equity Income Fund
   Delaware Diversified Value Fund
   Delaware Growth and Income Fund
   Delaware Social Awareness Fund

Delaware Group Equity Funds III
   Delaware American Services Fund
   Delaware Focused Growth Fund
   Delaware Focused Value Fund
   Delaware Health Care Fund
   Delaware Small Cap Growth Fund
   Delaware Technology and Innovation Fund
   Delaware Trend Fund

Delaware Group Equity Funds IV
   Delaware Diversified Growth Fund
   Delaware Growth Opportunities Fund

Delaware Group Equity Funds V
   Delaware Retirement Income Fund
   Delaware Small Cap Contrarian Fund
   Delaware Small Cap Value Fund

Delaware Group Foundation Funds
   Delaware Balanced Allocation Portfolio
   Delaware Growth Allocation Portfolio
   Delaware Income Allocation Portfolio
   Delaware S&P 500 Index Fund

Delaware Group Income Funds
   Delaware Corporate Bond Fund
   Delaware Delchester Fund
   Delaware Extended Duration Bond Fund
   Delaware High-Yield Opportunities Fund
   Delaware Strategic Income Fund

Delaware Group Limited-Term Government Funds
   Delaware Limited-Term Government Fund

Delaware Group State Tax-Free Income Trust II
   Delaware Tax-Free Pennsylvania Fund

Delaware Group Tax-Free Fund
   Delaware Tax-Free Insured Fund
   Delaware Tax-Free USA Fund
   Delaware Tax-Free USA Intermediate

Delaware Group Tax-Free Money Fund
   Delaware Tax-Free Money Fund

Delaware Pooled Trust
   The International Equity Portfolio
   The Real Estate Investment Trust Portfolio II

Delaware VIP Trust
   Delaware VIP Balanced Series
   Delaware VIP Capital Reserves Series
   Delaware VIP Cash Reserve Series
   Delaware VIP Emerging Markets Series
   Delaware VIP Global Bond Series
   Delaware VIP Growth Opportunities Series
   Delaware VIP High Yield Series
   Delaware VIP International Value Equity Series
   Delaware VIP REIT Series
   Delaware VIP Select Growth Series
   Delaware VIP Small Cap Value Series
   Delaware VIP Social Awareness Series
   Delaware Trend Fund
   Delaware U.S. Growth Fund

Delaware Group Global & International Funds
   Delaware Emerging Markets Fund
   Delaware International Small Cap Value Fund
   Delaware International Value Equity Fund

Delaware Group Government Fund
   Delaware American Government Bond Fund

Voyageur Investment Trust
   Delaware Tax-Free California Insured Fund
   Delaware Tax-Free Florida Fund
   Delaware Tax-Free Florida Insured Fund
   Delaware Tax-Free Missouri Insured Fund
   Delaware Tax-Free Oregon Insured Fund

Voyageur Mutual Funds
   Delaware Minnesota High-Yield Municipal Bond Fund
   Delaware National High-Yield Municipal Bond Fund
   Delaware Tax-Free Arizona Fund
   Delaware Tax-Free California Fund
   Delaware Tax-Free Idaho Fund
   Delaware Tax-Free New York Fund

Voyageur Insured Funds
   Delaware Tax-Free Minnesota Insured Fund
   Delaware Tax-Free Arizona Insured Fund

Voyageur Intermediate Tax-Free Funds
   Delaware Tax-Free Minnesota Intermediate Fund

Voyageur Mutual Funds II
   Delaware Tax-Free Colorado Fund

Voyageur Mutual Funds III
   Delaware Core Equity Fund
   Delaware Select Growth Fund

Voyageur Tax Free Funds
   Delaware Tax-Free Minnesota Fund

Agreed to and accepted:

DELAWARE DISTRIBUTORS, L.P.                  LINCOLN FINANCIAL DISTRIBUTORS,
By:    DELAWARE DISTRIBUTORS, INC.,          INC.
       General Partner

By:    Kevin J. Lucey                        By:    Mike Smith
       ------------------------------               ----------------------------
Name:  Kevin J. Lucey                        Name:  Mike Smith
Title: Executive Vice President/Chief        Title: Chief Financial Officer
       of Sales, Client Services &
       Marketing

                                       A-2